Exhibit B-199

                          CERTIFICATE OF INCORPORATION
                                       OF
                             GPU POWER IRELAND, INC.


        The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, upon the provisions and subject to the requirements of the laws of the state of Delaware (particularly, Chapter 2, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the 'General Corporation Law of the State of Delaware"), hereby certifies that:


        FIRST:  The name of the corporation (hereinafter referred to as the
        -----
'Corporation') is GPU Power Ireland, Inc.

        SECOND: The address, including street, number, city and county, of the
        ------
registered office of the Corporation in the State of Delaware is: 1013 Centre Road, City of Wilmington 19805, County of New Castle: and the name of the registered agent of the Corporation in the State of Delaware at such address is:
Corporation Service Company.

        THIRD:  The nature of the business and the purposes to be conducted  and
        ------
promoted by the Corporation, are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall
        ------
have authority to issue is 3,000. The par value of each such shares is one cent. All such shares are of one class and are shares of Common Stock.

       FIFTH:   The name and the mailing address of the incorporator are as
       ------
follows:

Name                                          Mailing Address
----                                          ---------------

Margaret Widdowson                          1900 K Street, N.W.,
                                            Suite 1200
                                            Washington, DC 20006

        SIXTH:  The name and the mailing address of the persons who are to serve
        ------
as directors until the first annual meeting of the stockholders or until their successors are elected and qualify are:








State of Delaware
Secretary of State
Division of Corporations
Filed 12:56 PM 1-/14/1997
971345827-2807634

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      Name                          Mailing Address
      ----                          ---------------

Wayne H. Thomson, Esq.              1 Upper Pond Road
                                    Parsippany, NJ 02054

         SEVENTH:     The Corporation is to have perpetual existence.
         --------

         EIGHTH:  The personal  liability of the directors of the Corporation is
         -------
  hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss. 102 of the General Corporation Law of the State of Delaware, as the same my be amended and supplemented.

         NINTH:  The Corporation  shall, to the fullest extent  permitted by the
         ------
provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to Indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        TENTH:  From time to time any of the  provisions of this  certificate of
        ------
incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

        ELEVENTH:  The effective time of the certificate of incorporation of the
        ---------
Corporation and the time when the existence of the Corporation shall commence, shall be upon filing of this certificate by the Secretary of State of the State of Delaware.

         Signed: October 10, 1997
                 ----------------



                                            Margaret Widdowson, Incorporator